                                                                    EXHIBIT 99.1

                                                  News      13710 FNB Parkway
[NORTHERN BORDER PARTNERS, L.P. LOGO]             Release   Omaha, NE 68154-5200

                                                  For Further Information
                                                  Contact:

                                                  Media Contact:
                                                  Beth Jensen
                                                  (402) 492-3400
NORTHERN BORDER PARTNERS, L.P.
REPORTS FIRST QUARTER 2006 RESULTS                Investor Contacts:
AND REITERATES 2006 GUIDANCE                      Ellen Konsdorf
                                                  Jan Pelzer
                                                  (877) 208-7318
FOR IMMEDIATE RELEASE:  Tuesday, May 2, 2006

      OMAHA, Neb. -- Northern Border Partners, L.P. (NYSE: NBP) today reported first-quarter 2006 net income of $34.7 million, or $0.67 per unit, compared with net income of $34.7 million, or $0.69 per unit, for first-quarter 2005. Cash flow, as measured by earnings before interest, taxes, depreciation and amortization (EBITDA), was $91.8 million for first-quarter 2006, up from $90.7 million in the first quarter of 2005. Distributable cash flow (DCF) for first-quarter 2006 was $52.9 million, or $1.05 per unit, compared with $44.1 million, or $0.89 per unit, in first-quarter 2005.

     First-quarter 2006 net income per unit reflects an increase in income allocated to the general partners as a result of the recently announced increase in the partnership's quarterly distribution.

     "Our businesses performed very well this quarter," said David Kyle, chairman and chief executive officer of Northern Border Partners. "Our gathering and processing segment continues to perform exceptionally well, due primarily to higher prices and higher volumes for natural gas and natural gas liquids in the Williston Basin. The interstate natural gas pipeline segment's earnings were slightly lower than last year, with Midwestern Gas Transmission's strong gain being offset by capacity sold at a discount on Northern Border Pipeline."

     "The transforming transactions with ONEOK and TransCanada that were announced in first quarter have been completed," continued Kyle, "as well as several other growth projects, such as the acquisition of the remaining equity interest in Guardian Pipeline and the Chicago III expansion project on Northern Border Pipeline. Growth efforts such as these provide us with an expanding asset base from which to increase distributions to our unitholders."

FIRST-QUARTER 2006 HIGHLIGHTS

   First-quarter 2006 results, compared with first-quarter 2005, included:

   o An operating margin increase of $5.3 million from the partnership's gathering and processing operations in the Williston Basin. Gathered and processed volumes from the Basin increased by nearly seven percent. The average realized price for natural gas and natural gas liquids increased by 20 percent and 26 percent, respectively.

   o Lower operations and maintenance expenses at the consolidated level. Due diligence, legal and other costs related to the transactions with ONEOK, Inc. and affiliates of TransCanada Corporation of approximately $4 million in first-quarter 2006 were offset by various other decreases in operations and maintenance expense including the effect of the suspension of Black Mesa's coal slurry operations.

   o Higher interest expense, due to higher average debt outstanding and higher average interest rates during the first quarter of 2006.

INTERSTATE NATURAL GAS PIPELINE SEGMENT

      The interstate natural gas pipeline segment contributed net income of $31.9 million for first-quarter 2006, compared with $32.1 million in first-quarter 2005.

      Operating revenue for the segment includes a decrease at Northern Border Pipeline of $3.0 million in first-quarter 2006, primarily related to discounted transportation rates and transportation capacity that was sold for shorter distances. Segment operating revenue also includes an increase of $2.1 million in first-quarter 2006, related to expanded southbound capacity on Midwestern Gas Transmission that went into service in late 2005.

      Average daily throughput for the interstate natural gas pipeline segment was down slightly quarter over quarter at 3,468 million cubic feet per day (mmcfd) in first-quarter 2006, compared with 3,501 mmcfd in first-quarter 2005, although Midwestern Gas Transmission recorded an increase of 86 mmcfd or 27 percent, quarter over quarter, due to its expanded southbound capacity.

      As shown in the table below, Northern Border Pipeline's average daily contracted capacity for first-quarter 2006 was essentially equal to first-quarter 2005. The pipeline's weighted average system rate for firm demand for the first quarter of 2006 was $0.361 per thousand cubic feet (mcf), four percent below the first-quarter 2005 average rate of $0.375 per mcf. Changes in the average system rate resulted from shorter transportation-path contracts and multi-month discounted contracts in 2006.



NORTHERN BORDER PIPELINE COMPANY
TOTAL SYSTEM REVENUE SUMMARY

=============================================================
                                               FIRST QUARTER
-------------------------------------------------------------
                                               2006     2005
-------------------------------------------------------------

Percent Contracted(1)                          104%      103%

Weighted Average System Rate ($/mcf)(2)      $0.361    $0.375

Total Revenue (Millions)                      $79.8     $82.8

(1) Compared with a design capacity of 2,374 million cubic feet (mmcf) per day.

(2) Amounts shown in dollars per thousand cubic feet (mcf).


NATURAL GAS GATHERING AND PROCESSING SEGMENT

   Net income from the natural gas gathering and processing segment was $19.6 million in the first-quarter 2006, compared with $13.7 million in first-quarter 2005. This represents an increase of 43 percent, resulting from increased volumes in both the Powder River Basin joint-venture pipelines and in the Williston Basin operations, as well as increased margins, due to higher natural gas and natural gas liquids (NGLs) prices, in the Williston Basin.

   The primary differences between the periods for the segment were:

   o Gathering and processing volumes in the Williston Basin were 64 mmcfd in the first quarter of 2006 compared with 60 mmcfd in first-quarter 2005, a seven percent increase, primarily attributable to increased production on the Grasslands and Marmarth systems.

   o Realized prices for natural gas and NGLs in the partnership's Williston Basin operations increased. Natural gas prices increased 20 percent from $6.65 per million British thermal units (mmBtu) in first-quarter 2005 to $8.01 per mmBtu in first-quarter 2006, net of hedging. The average price received for NGLs increased 26 percent, to $1.11 per gallon in first-quarter 2006 versus $0.88 per gallon in first-quarter 2005, net of hedging.

   o Volumes on the partnership's wholly-owned gathering systems in the Powder River Basin declined 15 percent in the quarter to 178 mmcfd, compared with 210 mmcfd in the first-quarter 2006. This volume decline is attributable to a producer diverting low-margin gathering business to its own newly-constructed system in second-quarter 2005. First-quarter 2006 volumes compared with the fourth quarter of 2005 were stable.

   o Equity earnings increased by $1.4 million due primarily to increased volumes and transportation rates from the partnership's joint-venture pipelines in the Powder River Basin.

GROWTH ACTIVITIES

      Effective April 1, 2006, the partnership completed the acquisition of ONEOK's gathering and processing, natural gas liquids, and pipelines and storage assets. In conjunction with that transaction, ONEOK became the sole general partner and increased its ownership in the partnership to 45.7 percent overall.

      Also concluded was the sale by Northern Border Partners to TC PipeLines, LP, of a 20 percent interest in Northern Border Pipeline Company. Northern Border Partners and TC PipeLines, LP each now own a 50 percent interest in the pipeline.

      Northern Border Pipeline's Chicago III expansion project was placed in service at the end of April 2006. The Chicago III expansion project increases Northern Border Pipeline's transportation capacity by 130 mmcfd, to 974 mmcfd, from Harper, Iowa to the Chicago market area. Increased revenues from the expansion have already been incorporated into the partnership's financial guidance for 2006.

      Northern Border Partners completed its purchase of the remaining ownership interest in Guardian Pipeline, L.L.C. at the end of April. The $77 million purchase gave the partnership complete ownership of the pipeline that transports Chicago area gas to Wisconsin markets. As a result, the previously announced Guardian expansion and extension project, estimated to cost $220 million to $240 million will be a sizable growth opportunity for the partnership. Construction of that project is targeted to begin in 2008.

      In March 2006, Midwestern Gas Transmission accepted the FERC certificate for its eastern extension project. The project will add 31 miles of natural gas pipeline into Tennessee, with 120 mmcfd of transportation capacity. It is estimated that the project will cost approximately $28 million. The proposed in-service date of November 2006 will likely be delayed for several months due to the delay in obtaining the certificate.

DISTRIBUTION DECLARATION

      On April 18, 2006, the partnership policy committee declared a 10 percent increase in the Partnership's quarterly cash distribution to $0.88 per unit for the first quarter of 2006. The indicated annual rate is $3.52. The distribution is payable May 15, 2006, to unitholders of record on April 28, 2006. The partnership policy committee also announced that it is targeting an indicative annual distribution of between $3.72 and $3.80 per unit by year end.

2006 GUIDANCE

      The partnership is reiterating its previous guidance. Net income for 2006 is still expected to range from $426 million to $446 million, or $4.43 to $4.69 per unit. Net income and EBITDA are expected to include a one-time gain of $108 million, or $1.44 per unit, on the sale of the 20 percent interest in Northern Border Pipeline. EBITDA is expected to be in the range of $630 million to $650 million. Distributable cash flow is expected to be in the range of $324 million to $344 million, or $3.96 to $4.23 per unit.

CONFERENCE CALL

      Northern Border Partners and ONEOK, Inc. (NYSE: OKE) will host a joint conference call on Wednesday May 3, 2006 at 11:00 a.m. Eastern Time to review first-quarter 2006 results and to discuss the 2006 outlook. This call may be accessed via the partnership's website at http://www.northernborderpartners.com. The webcast will be available on the partnership's website through June 3, 2006. The call-in number for the live conference call is 866-836-4700, pass code 890050. An audio replay of the call will be available through May 10, 2006 by dialing 866-837-8032 and entering pass code 890050.

NON-GAAP FINANCIAL MEASURES

     The partnership has disclosed in this press release EBITDA and DCF amounts that are non-GAAP financial measures. Management believes EBITDA and DCF provide useful information to investors as a measure of comparison with peer companies. However, these calculations may vary from company to company, so the partnership's computations may not be comparable with those of other companies. DCF is not necessarily the same as available cash as defined in the Partnership Agreements. Management further uses EBITDA to compare the financial performance of its segments and to internally manage those business segments. Reconciliations of EBITDA to net income, and EBITDA to cash flow from operating activities, and computations of DCF for the three months ended March 31, 2006 and 2005, are included in the financial information with this release. On a consolidated basis, EBITDA is reconciled to cash flow from operating activities determined under GAAP. For segment information of this press release, EBITDA is reconciled to net income rather than to cash flow from operating activities, since the Partnership does not determine segment cash flow from operating activities due to its inter-company cash-management activity. Reconciliations of projected 2006 EBITDA to projected net income and computations of projected DCF are also included with this release.

     Northern Border Partners, L.P. is a publicly traded partnership that owns and operates: natural gas gathering and processing facilities; natural gas liquids gathering, fractionation, transportation, and storage; and inter- and intra-state natural gas pipelines. Its general partner is ONEOK, Inc., a diversified energy company, which owns 45.7 percent of the overall partnership interest. ONEOK is one of the largest natural gas distributors in the United States, and its energy services operation focuses primarily on marketing natural gas and related services throughout the U.S. More information may be found at http://www.northernborderpartners.com.

FORWARD-LOOKING STATEMENT

This press release includes forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Although Northern Border Partners believes that its expectations regarding future events are based on reasonable assumptions, it can give no assurance that its goals will be achieved. Important factors that could cause actual results to differ materially from those in the forward-looking statements herein include:

   o the effects of weather and other natural phenomena on our operations, energy prices and demand for our services;

   o competition from other U.S. and Canadian energy suppliers and transporters as well as alternative forms of energy;

   o the timing and extent of changes in commodity prices for natural gas, natural gas liquids, electricity and crude oil;

   o impact on drilling and production by factors beyond our control, including the demand for natural gas and refinery-grade crude oil; producers' desire and ability to obtain necessary permits; reserve performance; and capacity constraints on the pipelines that transport natural gas, crude oil and natural gas liquids from producing areas and our facilities;

   o risks of trading and hedging activities as a result of changes in energy prices or the financial condition of our counterparties;

   o the ability to recover operating costs and amounts equivalent to income taxes, costs of property, plant and equipment and regulatory assets in our FERC-regulated rates;

   o the timely receipt of approval by the FERC for construction and operation of our interstate natural gas pipeline projects and required regulatory clearances; our ability to acquire all necessary rights-of-way and obtain agreements for interconnects in a timely manner, our ability to promptly obtain all necessary materials and supplies required for construction;

   o the impact of unsold or discounted capacity on Northern Border Pipeline being greater than expected;

   o  the ability to market pipeline capacity on favorable terms;

   o orders by the FERC related to Northern Border Pipeline's November 2005 rate case which are significantly different than our assumptions;

   o risks associated with adequate supply to our gathering, processing, fractionation and pipeline facilities, including production declines which outpace new drilling;

   o impact of potential impairment charge if we are unable to renew our coal slurry pipeline contract;

   o the effects of changes in governmental policies and regulatory actions, including changes with respect to income taxes, environmental compliance, authorized rates or recovery of gas costs;

   o the results of administrative proceedings and litigation, regulatory actions and receipt of expected clearances involving regulatory authorities or any other local, state or federal regulatory body, including the FERC;

   o  actions by rating agencies concerning our credit ratings;

   o the impact of unforeseen changes in interest rates, equity markets, inflation rates, economic recession and other external factors over which we have no control, including the effect on pension expense and funding resulting from changes in stock and bond market returns;

   o our ability to access capital at competitive rates or on terms acceptable to us;

   o  demand for our services in the proximity of our facilities;

   o  the profitability of assets or businesses acquired by us;

   o the risk that material weaknesses or significant deficiencies in our internal controls over financial reporting could emerge or that minor problems could become significant;

   o  the impact and outcome of pending and future litigation;

   o our ability to successfully integrate the operations of the assets acquired from ONEOK with our current operations;

   o  performance of contractual obligations by our customers;

   o  ability to control operating costs; and

   o acts of nature, sabotage, terrorism or other similar acts causing damage to our facilities or our suppliers' or shippers' facilities.

These factors are not necessarily all of the important factors that could cause actual results to differ materially from those expressed in any of our forward-looking statements. Other factors could also have material adverse effects on our future results. These and other risks are described in greater detail under Item 1A, "Risk Factors," in Part II of our quarterly reports on Form 10-Q and under Item 1A, "Risk Factors," in Part I of our annual report on Form 10-K for the year ended December 31, 2005. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these factors. Other than as required under securities laws, we undertake no obligation to update publicly any forward-looking statement whether as a result of new information, subsequent events or change in circumstances, expectations or otherwise.

                                   ##########

                         NORTHERN BORDER PARTNERS, L.P.

                              FINANCIAL HIGHLIGHTS
                (Unaudited: In Millions Except Per Unit Amounts)

                                                                                       FIRST QUARTER
                                                                                        2006              2005
                                                                             ----------------  ----------------
Operating Revenue                                                                     $170.8            $160.4
Net Income                                                                             $34.7             $34.7
Per Unit Net Income                                                                    $0.67             $0.69
Cash Flows From Operating Activities                                                   $70.2             $67.1
EBITDA (1)                                                                             $91.8             $90.7
Distributable Cash Flow                                                                $52.9             $44.1
Distributable Cash Flow Per Unit                                                       $1.05             $0.89

                        CONSOLIDATED STATEMENT OF INCOME
                (Unaudited: In Millions Except Per Unit Amounts)

                                                                                       FIRST QUARTER
                                                                                        2006              2005
                                                                             ----------------  ----------------
Operating Revenue                                                                     $170.8            $160.4
                                                                             ----------------  ----------------
Operating Expenses
         Product Purchases                                                              44.0              32.5
         Operations and Maintenance                                                     31.6              33.1
         Depreciation and Amortization                                                  21.3              21.4
         Taxes Other Than Income                                                        10.2               9.8
                                                                             ----------------  ----------------
         Total Operating Expenses                                                      107.1              96.8
                                                                             ----------------  ----------------

Operating Income                                                                        63.7              63.6

Interest Expense, Net                                                                  (22.7)            (21.2)
Other Income (Expense), Net                                                              0.7               0.5
Equity Earnings from Investments                                                         6.2               4.5
Minority Interest                                                                      (11.2)            (12.2)
                                                                             ----------------  ----------------

Income From Continuing Operations Before Income Taxes                                   36.7              35.2
Income Taxes                                                                             2.0               0.9
                                                                             ----------------  ----------------

Income From Continuing Operations                                                       34.7              34.3
Discontinued Operations, net of tax                                                      0.0               0.4
                                                                             ----------------  ----------------
Net Income (4)                                                                         $34.7             $34.7
                                                                             ================  ================

Per Unit Income From Continuing Operations                                             $0.67             $0.68
                                                                             ================  ================

Per Unit Net Income                                                                    $0.67             $0.69
                                                                             ================  ================

Average Units Outstanding                                                               46.4              46.4
                                                                             ================  ================

FOOTNOTES TO FINANCIAL TABLES

(1) EBITDA is computed from net income plus minority interest; interest expense, net; income taxes; and depreciation and amortization less equity AFUDC.

(2) Management classifies expenditures that are expected to generate additional revenues or significant operating efficiency as growth capital expenditures and equity investments. Any remaining capital expenditures are classified as maintenance.

(3) Volume information presented in operating results includes 100% of the volumes for joint ventures and equity investments as well as for wholly-owned subsidiaries.

(4) Financial and operating information for our two reportable segments is included with our earnings tables. Consolidated net income is reduced by amounts not allocated to our two reportable segments including: interest expense on our debt; certain general and administrative expenses; and operating results for our coal slurry business.

                         NORTHERN BORDER PARTNERS, L.P.

                  RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
                (Unaudited: In Millions Except Per Unit Amounts)

RECONCILIATION OF EBITDA TO NET INCOME                                                 FIRST QUARTER
                                                                                        2006              2005
                                                                             ----------------  ----------------
EBITDA (1)                                                                             $91.8             $90.7
         Minority Interest                                                             (11.2)            (12.2)
         Interest Expense, Net                                                         (22.7)            (21.2)
         Depreciation and Amortization (including amounts in Other
             Income, Net and Discontinued Operations)                                  (21.4)            (21.4)
         Income taxes (including amounts in Discontinued Operations)                    (2.0)             (1.2)
         Equity AFUDC (included in Other Income, Net)                                    0.2               0.0
                                                                             ----------------  ----------------
Net Income                                                                             $34.7             $34.7
                                                                             ================  ================

RECONCILIATION OF EBITDA TO CASH FLOWS FROM OPERATING ACTIVITIES

EBITDA (1)                                                                             $91.8             $90.7
         Interest Expense, Net                                                         (22.7)            (21.2)
         Changes in Current Assets and Liabilities                                       1.6               3.7
         Equity Earnings from Investments                                               (6.2)             (4.5)
         Distributions Received from Equity Investments                                  9.2               1.2
         Changes in Reserves and Deferred Credits                                        0.7              (0.3)
         Other                                                                          (4.2)             (2.5)
                                                                             ----------------  ----------------
Cash Flows From Operating Activities                                                   $70.2             $67.1
                                                                             ================  ================

RECONCILIATION OF EBITDA TO DISTRIBUTABLE CASH FLOW

EBITDA (1)                                                                             $91.8             $90.7
         Interest Expense, Net                                                        (22.7)            (21.2)
         Maintenance Capital                                                           (5.8)             (6.1)
         Distributions to Minority Interest                                           (13.5)            (16.2)
         Equity Earnings from Investments                                              (6.2)             (4.5)
         Distributions Received from Equity Investments                                  9.2               1.2
         Other                                                                           0.1               0.2
                                                                             ----------------  ----------------
Distributable Cash Flow                                                                $52.9             $44.1
                                                                             ================  ================

Distributable Cash Flow Per Unit                                                       $1.05             $0.89
                                                                             ================  ================

                         NORTHERN BORDER PARTNERS, L.P.

                           OTHER FINANCIAL INFORMATION
                            (Unaudited: In Millions)

                                                                              MARCH 31,   DECEMBER 31,
                                                                                2006          2005
                                                                             ----------   ------------
SUMMARY BALANCE SHEET DATA
Total assets by segment:
         Interstate Natural Gas Pipeline                                     $  1,873.4    $  1,889.0
         Natural Gas Gathering and Processing                                     589.2         594.4
         Other (assets not allocated to segments)                                  25.8          44.4
                                                                             ----------    ----------
              Total consolidated assets                                      $  2,488.4    $  2,527.8
                                                                             ==========    ==========

Consolidated capitalization:
         Long-term debt, including current maturities                        $  1,328.9    $  1,355.0
         Partners' capital                                                        762.3         767.6
         Minority interests in partners' equity                                   275.2         274.5
         Accumulated other comprehensive income                                     3.1          (2.0)
                                                                             ----------    ----------
             Total capitalization                                               2,369.5       2,395.1

Consolidated other current liabilities and reserves and deferred credits          118.9         132.7
                                                                             ----------    ----------

             Total liabilities and capitalization                            $  2,488.4    $  2,527.8
                                                                             ==========    ==========

                                                                                       FIRST QUARTER
                                                                                        2006              2005
                                                                             ----------------  ----------------
CAPITAL EXPENDITURES AND EQUITY INVESTMENTS (2)
         Maintenance -
             Interstate Natural Gas Pipeline                                            $3.9              $4.6
             Natural Gas Gathering and Processing                                        1.6               1.0
             Other                                                                       0.3               0.5
                                                                             ----------------  ----------------
                                                                                         5.8               6.1
                                                                             ----------------  ----------------
         Growth -
             Interstate Natural Gas Pipeline                                             9.1               0.8
             Natural Gas Gathering and Processing                                        3.5               4.4
                                                                             ----------------  ----------------
                                                                                        12.6               5.2
                                                                             ----------------  ----------------

         Total                                                                         $18.4             $11.3
                                                                             ================  ================

                         NORTHERN BORDER PARTNERS, L.P.

                           SUMMARY SEGMENT INFORMATION
                                   (Unaudited)

                                                                                       FIRST QUARTER
                                                                                        2006              2005
                                                                             ----------------  ----------------
INTERSTATE NATURAL GAS PIPELINE SEGMENT

Operating Results (3):
         Gas Delivered (mmcf)                                                        305,280           306,692
         Average Throughput (mmcfd)                                                    3,468             3,501

Financial Results  (In Millions):
Operating Revenue                                                                      $95.6             $96.6
                                                                             ----------------  ----------------
Operating Expenses
         Operations and Maintenance                                                     14.1              15.7
         Depreciation and Amortization                                                  16.8              16.5
         Taxes Other Than Income                                                         9.4               8.8
                                                                             ----------------  ----------------
         Total Operating Expenses                                                       40.3              41.0
                                                                             ----------------  ----------------

Operating Income                                                                        55.3              55.6

Interest Expense, Net                                                                  (11.2)            (11.2)
Other Income, Net                                                                        0.4               0.2
Equity Earnings from Investments                                                         0.8               0.5
                                                                             ----------------  ----------------
Income Before Income Taxes                                                              45.3              45.1
Income Taxes                                                                             2.2               0.8
                                                                             ----------------  ----------------
Net Income                                                                              43.1              44.3
Net income to Minority Interest                                                        (11.2)            (12.2)
                                                                             ----------------  ----------------
Net Income to Northern Border Partners                                                 $31.9             $32.1
                                                                             ================  ================
EBITDA (1)                                                                             $73.2             $72.8
                                                                             ================  ================

Distributions from Northern Border Pipeline:
   Paid to Northern Border Partners                                                    $31.5             $37.9
   Paid to Minority Interest                                                           $13.5             $16.2
                                                                             ----------------  ----------------
         Total Distributions                                                           $45.0             $54.1
                                                                             ================  ================

RECONCILIATION OF EBITDA TO NET INCOME

EBITDA (1)                                                                             $73.2             $72.8
         Minority Interest                                                             (11.2)            (12.2)
         Interest Expense, Net                                                         (11.2)            (11.2)
         Depreciation and Amortization                                                 (16.9)            (16.5)
         Income taxes                                                                   (2.2)             (0.8)
         Equity AFUDC (included in Other Income (Expense))                               0.2               0.0
                                                                             ----------------  ----------------
Net Income                                                                             $31.9             $32.1
                                                                             ================  ================

                         NORTHERN BORDER PARTNERS, L.P.

                           SUMMARY SEGMENT INFORMATION
                                   (Unaudited)

                                                                                       FIRST QUARTER
                                                                                        2006              2005
                                                                             ----------------  ----------------
NATURAL GAS GATHERING AND PROCESSING SEGMENT

Operating Results (3):
         Volumes (mmcfd):
              Gathering                                                                1,094             1,049
              Processing                                                                  64                60

Financial Results  (In Millions):
Operating Revenue                                                                      $73.5             $57.6
                                                                             ----------------  ----------------
Operating Expenses
         Product Purchases                                                              44.0              32.5
         Operations and Maintenance                                                     10.6              10.9
         Depreciation and Amortization                                                   4.3               3.9
         Taxes Other Than Income                                                         0.6               0.7
                                                                             ----------------  ----------------
         Total Operating Expenses                                                       59.5              48.0
                                                                             ----------------  ----------------

Operating Income                                                                        14.0               9.6

Interest Expense, Net                                                                    0.0              (0.1)
Other Income (Expense)                                                                   0.2               0.2
Equity Earnings from Investments                                                         5.4               4.0
                                                                             ----------------  ----------------
Income Before Income Taxes                                                              19.6              13.7
Income Taxes                                                                             0.0               0.0
                                                                             ----------------  ----------------
Net Income                                                                             $19.6             $13.7
                                                                             ================  ================
EBITDA (1)                                                                             $23.9             $17.7
                                                                             ================  ================
Distributions Received from Equity Investments                                          $9.2              $1.2
                                                                             ================  ================

RECONCILIATION OF EBITDA TO NET INCOME

EBITDA (1)                                                                             $23.9             $17.7
         Interest Expense, Net                                                           0.0              (0.1)
         Depreciation and Amortization                                                  (4.3)             (3.9)
         Income taxes                                                                    0.0               0.0
                                                                             ----------------  ----------------
Net Income                                                                             $19.6             $13.7
                                                                             ================  ================

                         NORTHERN BORDER PARTNERS, L.P.

                  RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
                (Unaudited: In Millions Except Per Unit Amounts)

RECONCILIATION OF EBITDA TO NET INCOME - PROJECTED 2006

                                                               Projected
                                                                 2006*
                                                               ---------
EBITDA                                                           $ 640
Interest Expense, Net                                              (95)
Depreciation and Amortization Expense                             (106)
Income Taxes                                                        (3)
                                                                 -----
Net Income                                                       $ 436
                                                                 =====

RECONCILIATION OF EBITDA TO DISTRIBUTABLE CASH FLOW - PROJECTED 2006

                                                               Projected
                                                                 2006*
                                                               ---------
EBITDA                                                           $ 640
Gain on Sale of Northern Border Pipeline                          (108)
Interest Expense, Net                                              (95)
Maintenance Capital                                                (52)
Equity Earnings from Investments                                   (96)
Distributions Received from Equity Investments                     119
Other                                                                3
Cash Flow to ONEOK for partial year ownership                      (77)
                                                                 -----
Distributable Cash Flow                                          $ 334
                                                                 =====

Distributable Cash Flow per Unit                                 $4.09
                                                                 =====

*Amounts shown are midpoints of ranges of projected results